Rider attached to and forming a part of your Contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY ("AXA EQUITABLE").

             GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL") RIDER


[THE FOLLOWING TEXT ABOVE THE BLACK LINE WILL APPEAR ONLY IF THIS RIDER IS ELECTED BY THE OWNER AFTER THE CONTRACT DATE]

[GWBL RIDER DATA

     GWBL RIDER ADDITION DATE: [JUNE 1, 2008]

     GWBL RIDER EFFECTIVE DATE: [September 15, 2008]

CONTRACT NUMBER: [08/999-999]

OWNER:      [JOHN DOE]  Age: [60]   Sex: [Male]

     [FOR CONTRACTS/CERTIFICATES ISSUED ON A JOINT LIFE BASIS (NQ AND IRA ONLY)] [SUCCESSOR OWNER:] [MARY DOE] Age: [55] Sex: [Female]

     [FOR CONTRACTS/CERTIFICATES ISSUED ON A JOINT LIFE BASIS WITH JOINT OWNERSHIP RIGHTS IN THE SUCCESSOR OWNER (NQ ONLY)]
     [SUCCESSOR OWNER (AND JOINT OWNER): [MARY DOE] Age: [55] Sex: [Female]]

     [FOR NQ CONTRACTS ISSUED WITH JOINT OWNERSHIP] JOINT OWNER: [Mary Doe] Age:
     [55] Sex: [Female]

ANNUITANT:  [JOHN DOE]  Age: [60]   Sex:  [Male]

FOR NQ AND NON-NATURAL OWNER JOINT LIFE IRA CONTRACTS/CERTIFICATES ISSUED WITH A JOINT ANNUITANT (NQ AND IRA ONLY):
     [JOINT ANNUITANT:] [MARY DOE] Age: [55] Sex: [Female]

      Investment Options Available under this Rider:

     [AXA Aggressive Allocation
     AXA Conservative Allocation
     AXA Conservative-Plus Allocation
     AXA Moderate Allocation
     AXA Moderate-Plus Allocation
     Guaranteed Interest Option
     EQ/Franklin Templeton Founding Strategy
     [FOR ACCUMULATOR CORE AND ACCUMULATOR ELITE]
     Account for Special Dollar Cost Averaging]
     [FOR ACCUMULATOR PLUS AND ACCUMULATOR SELECT]
     Account for Special Money Market Dollar Cost Averaging]


As of this Rider's Addition Date, the information shown above supersedes the information in the Data Pages of your Contract to the extent of any difference.
--------------------------------------------------------------------------------

The term "Contract" as used in this Rider applies to either a Contract or Certificate. This Rider is part of your Contract, and the same definitions apply to the capitalized terms. There are new definitions in this Rider which are introduced below. The benefit described in this Rider is subject to all the terms contained in your Contract, except as modified below. In this Rider, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner. "Rider" means this Rider.



2008GWBL
                                       1

[WHEN THIS RIDER IS ISSUED WITH THE CONTRACT, THE FOLLOWING TEXT WILL APPEAR]

[The Effective Date of this Rider is your Contract Date.]

[WHEN THIS RIDER IS ADDED TO A CONTRACT AFTER THE CONTRACT DATE, THE FOLLOWING TEXT WILL APPEAR]

[We added this Rider upon receipt of your request in accordance with your Contract. The Rider's "Addition Date" is shown above. The "Effective Date" of this Rider is the Contract Date Anniversary following the Addition Date. If we receive your request on a Contract Date Anniversary, the Rider's Effective Date will be the same as the Addition Date.]

I.   THIS RIDER'S BENEFIT

This rider provides a Guaranteed Withdrawal Benefit for Life, which guarantees that you can receive lifetime withdrawal amounts up to a maximum amount per Contract Year.]

Under the Guaranteed Withdrawal Benefit for Life, we guarantee that you will be eligible to receive withdrawals while you are living, even if such withdrawals cause the Annuity Account Value to fall to zero. Withdrawals, for purposes of the Guaranteed Withdrawal Benefit for Life, are your total withdrawals during each Contract Year up to the Guaranteed Annual Withdrawal amount (as defined below). If the Owner named in the Rider is a Non-natural Owner, we guarantee such withdrawals for the life of the Annuitant. If a Joint Owner or Successor Owner is named in the [Rider] [Data Pages] or if there are joint annuitants under a Contract owned by a Non-natural Owner, we guarantee such withdrawals during the lives of you and such Joint Owner or Successor Owner, as applicable, or during the lives of the Annuitant and Joint Annuitant, respectively. The terms and conditions of the Guaranteed Withdrawal Benefit for Life are set forth below.

This Rider does not provide a Cash Value or any minimum account value.

II.   DEFINITIONS AND CONDITIONS OF THIS RIDER


      A.    AUTOMATIC PAYMENT PLAN

            "Automatic Payment Plan" means a plan for periodic withdrawals up to the Guaranteed Annual Withdrawal amount each Contract Year, if such payment plan is shown in Part III of this Rider. You, or the younger spouse under a Joint Life Contract, must be at least age 59 1/2 to elect such a plan.

      B.    JOINT ANNUITANT

            "Joint Annuitant" means the individual specified as such in the [Rider] [Data Pages]. The Joint Annuitant must be the spouse of the Annuitant on the [Contract Date] [GWBL Rider Addition Date and Effective Date], but a change may subsequently be made in accordance with Part IV of this Rider.

      C.    JOINT LIFE CONTRACT

            "Joint Life Contract" means a contract that was issued with either
            (i) for a Contract where the Owner is an individual, a Successor Owner [NQ only: or Joint Owner], or (ii) for a Contract where the Owner is a Non-Natural Owner, a Joint Annuitant. NQ ONLY: [A Joint Life Contract where the Contract is individually owned with an Owner and either a Successor Owner or Joint Owner, as applicable, may be issued with a Joint Annuitant.]

            [NQ CONTRACTS ONLY]
      [C1.  JOINT OWNER


2008GWBL
                                       2
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            "Joint Owner" means the individual named as such under an
            individually owned Contract before the GWBL Rider Addition Date. The Joint Owner must be the spouse of the Owner on the [GWBL Rider Addition Date and Effective Date], but a change may subsequently be made in accordance with Part IV of this Rider.]

      D.    SINGLE LIFE CONTRACT

            "Single Life Contract" means a contract that is issued without either (i) for a Contract where the Owner is an individual, a Successor Owner [NQ only: or Joint Owner], or (ii) for a Contract where the Owner is a Non-Natural Owner, a Joint Annuitant. NQ ONLY:
            [A Single Life Contract where the Contract is individually owned and there is not a Successor Owner nor a Joint Owner may be issued with a Joint Annuitant.]

      E.    SUCCESSOR OWNER

            "Successor Owner" means the individual shown as such in the [Rider] [Data Pages] when a Joint Life Contract is owned by an individual [NQ only: and a Joint Owner was not named prior to the Addition Date]. The Successor Owner must be the spouse of the Owner on the [Contract Date] [GWBL Rider Addition Date and Effective Date], but a change may subsequently be made in accordance with Part III of this Rider.

      F.    BENEFIT BASE

            Your initial Benefit Base is equal to your [initial Contribution] [Annuity Account Value on this Rider's Effective Date] and will increase or decrease, as follows: 1) your Benefit Base increases by the dollar amount of any subsequent Contribution, 2) your Benefit Base may be increased by any "Annual Ratchet" or "Deferral Bonus", including any applicable "200% Initial Benefit Base Guarantee ", and
            3) your Benefit Base may be reduced by withdrawals that exceed your Guaranteed Annual Withdrawal amount ("Excess Withdrawals"), as described below. [Notwithstanding anything to the contrary in this Rider, your Benefit Base will be capped at [$5 million].]

      G.    GUARANTEED ANNUAL WITHDRAWAL AMOUNT

            Your Guaranteed Annual Withdrawal amount is equal to the Applicable Percentage of the Benefit Base. Your Guaranteed Annual Withdrawal amount may increase or decrease, as follows: 1) your Guaranteed Annual Withdrawal amount will increase to the Applicable Percentage of your Benefit Base when your Benefit Base has been increased by a subsequent contribution, 2) your Guaranteed Annual Withdrawal amount will increase to the Applicable Percentage of your Benefit Base when your Benefit Base has been increased by an "Annual Ratchet" or "Deferral Bonus", including any applicable "200% Initial Benefit Base Guarantee ", and 3) your Guaranteed Annual Withdrawal amount may be reduced by Excess Withdrawals as described below.

            The initial "Applicable Percentage" is based on your age on the Transaction Date of your first withdrawal after attaining age 59 1/2 [and which is after the Effective Date of this Rider]. If you make a withdrawal [after the Effective Date of this Rider and] prior to age 59 1/2, such withdrawal is deemed to be an "Excess Withdrawal" as described below in Section II. J. "Excess Withdrawal." In any Contract Year in which your Benefit Base is increased by an "Annual Ratchet" the "Applicable Percentage" may increase based on the age of the Owner as of the Contract Date Anniversary on which the Annual Ratchet occurs. For a Joint Life Contract, the Applicable Percentage is based on your age or Successor Owner's [NQ only: (or Joint Owner's, as applicable)] age, whoever is younger. For a Single Life Contract with a Non-natural Owner, the Applicable Percentage is based on the Annuitant's age. For a Joint Life Contract with a Non-natural Owner, the Applicable Percentage is based on the younger Annuitant's age. The Applicable Percentages are shown in this Rider.

            To the extent so provided in this Rider, Guaranteed Annual Withdrawals may be taken through an Automatic Payment Plan as described in Part III, below. If you take less than the Guaranteed Annual Withdrawal amount in any Contract Year, you may not add the remainder to your Guaranteed Annual Withdrawal amount in any subsequent Contract Year.

2008GWBL

            GUARANTEED ANNUAL WITHDRAWAL AMOUNT - APPLICABLE PERCENTAGE: The Applicable Percentage is based on age at the time of the first withdrawal made on or after age 59 1/2 after the GWBL Rider Effective Date, as described in this Rider.

                    AGE                    APPLICABLE PERCENTAGE
                    ---                    ---------------------

                    [59 1/2 to 75                  [5%
                    76 to 85                        6%
                    86 and older]                   7%]

            If your Benefit Base increases due to an Annual Ratchet after withdrawals begin, the Applicable Percentage may be increased based on the age at the time of the Annual Ratchet as follows:

                    AGE                     APPLICABLE PERCENTAGE
                    ---                     ---------------------

                    [76 to 85                 Increased to [6%]
                    86 and older]             Increased to [7%]



      H.    ANNUAL RATCHET

            Your Benefit Base is recalculated on each Contract Date Anniversary to equal the greater of (i) the Annuity Account Value and (ii) the prior Benefit Base. An increase in the Benefit Base resulting from that calculation is an Annual Ratchet. If the Benefit Base is increased by such recalculation, your Guaranteed Annual Withdrawal amount will be increased as of the next Contract Year following such Contract Date Anniversary to equal your Applicable Percentage times your new Benefit Base.

            We may increase the charge for this Rider up to the maximum charge shown in the Rider; however, we will apply the higher charge only if your Benefit Base increases due to an Annual Ratchet. The new charge will remain in effect for the duration of the Rider, subject to any further charge increase permitted by the previous sentence. Any increase in the charge for this Rider will be communicated in writing to you at least [45 days] before the Contract Date Anniversary on which it would take effect. You may decline an Annual Ratchet that would cause a charge increase by providing us with a written request to decline such Annual Ratchet. Thereafter, you may provide us with a written request to reactivate Annual Ratchets and accept the higher charge. Once you have done so, the Annual Ratchet will occur on any future Contract Date Anniversary after such election when the Annuity Account Value is higher than the Benefit Base, as described above. The Annual Ratchet will not be applied on a retroactive basis.

            If on the Contract Date Anniversary your Benefit Base would be eligible for both an Annual Ratchet and a Deferral Bonus, including any applicable "200% Initial Benefit Base Guarantee ", only one of them will be applied, as described below under "Deferral Bonus".


      I.    DEFERRAL BONUS

            [THE FOLLOWING TEXT WILL SHOW IN RIDERS ISSUED WITH THE CONTRACT ON THE CONTRACT DATE.] ["Deferral Bonus" means an amount equal to [7%] of your total Contributions, excluding Contributions made in the immediately preceding [twelve months] that is applied as described below. For the first Contract Year, Contributions received in the first [90 days] will be used to determine the Deferral Bonus.]

            [WHEN THIS RIDER IS ADDED TO A CONTRACT AFTER THE CONTRACT DATE, THE FOLLOWING TEXT WILL APPEAR]
            "Deferral Bonus" means an amount equal to [7%] of: (i) your initial Benefit Base plus (ii) total Contributions after the Rider's Effective Date, excluding Contributions made in the [twelve] months preceding the Contract Date Anniversary on which the Deferral Bonus is applied. Subsequent to this Rider's Effective Date, a Deferral Bonus is applied as described below.]

2008GWBL

            If your Benefit Base has been increased because of an Annual Ratchet or decreased because of an Excess Withdrawal, the Deferral Bonus will instead be [7%] of the sum of the adjusted Benefit Base plus any Contributions received after the Benefit Base adjustment excluding Contributions made during the [twelve months] preceding the Contract Date Anniversary on which the Deferral Bonus is to be applied.

            Application of Deferral Bonus:

            1. A Deferral Bonus will be applied to your Benefit Base on each Contract Date Anniversary until you make a withdrawal. On any Contract Date Anniversary following a withdrawal, a Deferral Bonus is not applied, unless you meet one of the exceptions described in item "3" of this subsection, below.

            2. In a Contract Year following an Annual Ratchet, a Deferral Bonus will be applied to your Benefit Base on each Contract Date Anniversary until you make a withdrawal. However, no Deferral Bonus is applied on either (a) a Contract Date Anniversary on which an Annual Ratchet occurs, as provided in the last paragraph of this Section II. I ("Deferral Bonus"), or (b) unless you meet one of the exceptions described in item "3" of this subsection below, any Contract Date Anniversary following a withdrawal.

            3. A Deferral Bonus will be applied to your Benefit Base on a Contract Date Anniversary during the ten Contract Years following either (i) your Contract Date, or (ii) an Annual Ratchet, if no withdrawal is made in the same Contract Year. If a withdrawal is made during either of these ten Contract Year periods, no Deferral Bonus is applied in the Contract Year in which the withdrawal is made.


            200% Initial Benefit Base Guarantee:

            [THE FOLLOWING TEXT WILL SHOW IN RIDERS ISSUED WITH THE CONTRACT ON THE CONTRACT DATE.]

            [Provided that you have not taken a withdrawal by the later of (i) your tenth Contract Date Anniversary or (ii) the Contract Date Anniversary following your attained age 70, we will, at the later of those dates, increase your Benefit Base by any amount necessary to cause your Benefit Base to equal 200% of Contributions received within the first [90] days of the Contract Date plus 100% of subsequent Contributions received after the first [90] days from the Contract Date (the "Benefit Base Guarantee"). We will not apply an increase if your Benefit Base already exceeds the Benefit Base Guarantee.]

            [WHEN THIS RIDER IS ADDED TO A CONTRACT AFTER THE CONTRACT DATE, THE FOLLOWING TEXT WILL APPEAR]

            [Provided that you have not taken a withdrawal by the later of (i) ten years after the Effective Date of this Rider or (ii) the Contract Date Anniversary following your attained age 70, we will, at the later of those dates, increase your Benefit Base by any amount necessary to cause your Benefit Base to equal 200% of your Initial Benefit Base plus 100% of subsequent Contributions received after the GWBL Rider Effective Date (the "Benefit Base Guarantee"). We will not apply an increase if your Benefit Base already exceeds the Benefit Base Guarantee. ]

            The application of this guarantee is not considered an Annual Ratchet. Consequently no increase in your Applicable Percentage or the charge for this Rider will apply. For a Joint Life Contract where the Owner is an individual, attained age 70 is based on the younger of the Owner and Successor Owner [NQ only: or Joint Owner, as applicable]. For a Joint Life Contract where the Owner is a Non-Natural Owner, attained age 70 is based on the younger of the Annuitant and Joint Annuitant. For a Single Life Contract where the Owner is a Non-Natural Owner, attained age is based on the Annuitant.

            For any Contract Year in which you are eligible for the Deferral Bonus, on the Contract Date Anniversary in that year we will compare
            (i) the sum of the Deferral Bonus and the current Benefit Base, which, for purposes of this paragraph, is called the "Deferral Bonus Benefit Base" to (ii) the Annuity Account Value. If the Deferral Bonus Benefit Base is greater than the Annuity Account Value, the Deferral Bonus Benefit Base amount will become the new Benefit Base. When the Deferral Bonus Benefit Base becomes the new Benefit Base, an Annual Ratchet does not occur on that Contract Date Anniversary. Consequently no increase in your Applicable Percentage or the charge for this Rider will apply. If the Deferral Bonus Benefit Base amount is less than or equal to the Annuity

2008GWBL

            Account Value, then the Annual Ratchet will apply and the Deferral Bonus will not apply. If you are eligible for the 200% Initial Benefit Base Guarantee, then items (i) and (ii) described in the first sentence of this paragraph will be compared to the 200% Initial Benefit Base Guarantee described above. The highest amount will become your new Benefit Base. The application of a Deferral Bonus, including the 200% Initial Benefit Base Guarantee, will not cause a charge increase; the application of an Annual Ratchet may cause a charge increase as described above in Paragraph II. H. ("Annual Ratchet").


      J.    EXCESS WITHDRAWAL

            An Excess Withdrawal occurs when you withdraw more than your Guaranteed Annual Withdrawal amount in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your Guaranteed Annual Withdrawal amount, the entire amount of that withdrawal and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals. Any withdrawal you make [subsequent to the Effective Date of this Rider and] prior to age 59 1/2 is considered an Excess Withdrawal. If you make an Excess Withdrawal prior to age 59 1/2, such Excess Withdrawal will not establish your Applicable Percentage, as described above in Section
            II. G. "Guaranteed Annual Withdrawal Amount." A withdrawal made on or after you attain age 59 1/2 will be referred to as a "Post-59 1/2 Withdrawal" in sections of this Rider where applicable. ["Post-59 1/2 Withdrawals mean withdrawals you make after (i) attaining age 59 1/2 and (ii) the Effective Date of this Rider.] As described in the first two sentences of this paragraph, a Post-59 1/2 Withdrawal may be an Excess Withdrawal.

            If you make an Excess Withdrawal, we recalculate your Benefit Base and the Guaranteed Annual Withdrawal amount, as follows: 1) The Benefit Base is reset as of the date of the Excess Withdrawal to equal the lesser of (i) the Benefit Base immediately prior to the Excess Withdrawal and (ii) the Annuity Account Value immediately following the Excess Withdrawal. 2) The Guaranteed Annual Withdrawal amount is recalculated to equal the Applicable Percentage multiplied by the reset Benefit Base.

            An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Contract, including all benefits, without value.

      K.    EFFECT OF YOUR ANNUITY ACCOUNT VALUE FALLING TO ZERO

            If either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that is equal to or exceeds the Annuity Account Value but is not an Excess Withdrawal, or (ii) the Annuity Account Value falls to zero by the deduction of a Contract charge, you will receive payments equal to your Guaranteed Annual Withdrawal amount, subject to the following terms and conditions: The date of any such event is the benefit transaction date for purposes of this subsection. Guaranteed Annual Withdrawals will begin on the next Contract Date Anniversary following the benefit transaction date and continue on each subsequent Contract Date Anniversary for the full amount, while you or the Successor Owner [NQ only: or Joint Owner, if applicable,] is living. For Contracts with Non-natural Owners, Guaranteed Annual Withdrawals will continue while the Annuitant or the Joint Annuitant, if applicable, is living. If, on the benefit transaction date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the benefit termination date is described in Part III of this Rider. If you were not taking payments through an Automatic Payment Plan, then any remaining balance of the Guaranteed Annual Withdrawal for the Contract Year in which your Annuity Account Value was reduced to zero will be paid to you in a lump sum on the benefit transaction date and Guaranteed Annual Withdrawals will continue to be made for the full amount thereafter on an annual basis. As of the benefit transaction date, your Contract will be cancelled and a supplementary life annuity contract setting forth your continuing benefit will be issued to you, as further described below.

            When the supplementary life annuity contract is issued, the Owner of record under this Contract on the benefit transaction date will be the Owner under the supplementary life annuity contract. The Owner [NQ only: or Joint Owner, as applicable] will also become the Annuitant under the supplementary life annuity contract. Any Successor Owner [NQ only: or Joint Owner, as applicable] under this Contract will become the Joint Annuitant under the supplementary contract. If this Contract is owned by a non-natural Owner, the Annuitant and Joint Annuitant, if applicable, remain the same under the supplementary life annuity contract.

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            If you had any remaining Death Benefit as described in Part V of this Rider on the benefit transaction date, your Death Benefit will continue under the supplementary life annuity contract. The amount of any such Death Benefit will be reduced by any payments we make. The Beneficiary under this Contract will be the Beneficiary under the supplementary life annuity contract subject to your right to change the beneficiary under the supplementary contract.

      PART III. WITHDRAWALS UNDER AUTOMATIC PAYMENT PLANS

      Withdrawals under an Automatic Payment Plan may not start sooner than [28] days after the Effective Date of this Rider.

      You may elect to receive automatic payments based on any of the following frequencies: [monthly, quarterly or annually]. The frequency you elect determines the amount of the Guaranteed Annual Withdrawal amount you receive on each scheduled payment date.

      You may elect one of the following Automatic Payment Plans to receive your Guaranteed Annual Withdrawal amount. If you take a lump sum withdrawal once you have elected an Automatic Payment Plan, the Plan will terminate for that and subsequent Contract Years. You may re-elect an Automatic Payment Plan in the following Contract Year provided your Annuity Account Value has not fallen to zero, as described in this Rider.

            MAXIMUM PAYMENT PLAN: The Maximum Payment Plan withdraws the full Guaranteed Annual Withdrawal amount each Contract Year. Payments are based on the frequency you elect under this plan. Each scheduled payment is equal to your Guaranteed Annual Withdrawal amount divided by the number of scheduled payments per year. Any payments that are to be made after the Annuity Account Value falls to zero, as described in this Rider, will continue on the same frequency.

            CUSTOMIZED PAYMENT PLAN: The Customized Payment Plan withdraws a fixed amount that is not more than the Guaranteed Annual Withdrawal amount. Payments are based on the amount and frequency of the payment you elect under this plan. If payments are to be made after your Annuity Account Value falls to zero while you are taking payments under the Customized Payment Plan, then the remaining balance for the Guaranteed Annual Withdrawal amount for the Contract Year in which your Annuity Account Value fell to zero will be paid in a lump sum and payments equal to the Guaranteed Annual Withdrawal amount will continue to be made thereafter in the same frequency as on the benefit transaction date.

      [APPLICABLE ONLY TO THE TRADITIONAL IRA, TSA AND QP MARKETS] [LIFETIME REQUIRED MINIMUM DISTRIBUTIONS:

      When the lifetime Required Minimum Distribution ("RMD") Rules described in any endorsement hereto apply to your Contract, and you elect our Automatic RMD Withdrawal Service, any lifetime required minimum distribution payment we make to you under our Automatic RMD Withdrawal Service will not be treated as an Excess Withdrawal. If you elect either of our Automatic Payment Plans (the Maximum Payment Plan or the Customized Payment Plan) and our Automatic RMD Withdrawal Service, we will make a payment in addition to the Guaranteed Annual Withdrawal amount if necessary to meet the lifetime required minimum distribution amount for the calendar year for this Contract. The combined Automatic Payment Plan payments and lifetime required minimum distribution payment will not be treated as Excess Withdrawals. However, if you take any lump sum withdrawals in addition to your lifetime required minimum distribution while using our Automatic RMD Withdrawal Service and Automatic Payment Plan payments, the additional lump sum may cause an Excess Withdrawal and may be subject to a Withdrawal Charge, as described in the Guaranteed Withdrawal Benefit for Life Rider. Further, your Benefit Base and Guaranteed Annual Withdrawal amount may be reduced.

      If you elect our Automatic RMD Withdrawal Service and do not elect one of our Automatic Payment Plans, that is, you elect to take your Guaranteed Annual Withdrawal amount in lump sum withdrawals, we will make a payment if necessary to meet the lifetime required minimum distribution amount for the calendar year for this Contract. Any lifetime required minimum distribution amount withdrawal you make under our Automatic RMD Withdrawal Service will not be treated as an Excess Withdrawal; however, any other lump sum withdrawals in the same Contract Year may be treated as an Excess Withdrawal.

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                                       7

IV.   CERTAIN CHANGES UNDER JOINT LIFE CONTRACTS


      A.    CHANGE OF SUCCESSOR OWNER, JOINT OWNER OR JOINT ANNUITANT

      Before any Post-59 1/2 Withdrawal has been made under this Contract, (i) you may change any Successor Owner [NQ only: or Joint Owner (as applicable)] named in the [Rider] [Data Pages] to your current spouse, or
      (ii) the Joint Annuitant named in the [Rider] [Data Pages] may be changed to the Annuitant's current spouse. Any such change must be made in writing in a form we accept. The change will take effect as of the date you sign it, but, we will not be liable as to any payments we make or actions we take before we receive such change.

      After a Post-59 1/2 Withdrawal has been made under this Contract, the Successor Owner, [NQ only: or Joint Owner, as applicable] or Joint Annuitant cannot be changed.

      B.    CONVERSION TO A SINGLE LIFE CONTRACT

      (i) Before any Post-59 1/2 Withdrawal has been made under this Contract, you may terminate the Successor Owner [NQ only: or Joint Owner] provisions of this Contract, as applicable, by written notice satisfactory to us. Under a Contract with a Non-natural Owner, the Joint Annuitant provisions of this Contract may be terminated by written notice satisfactory to us. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or if you are a Non-natural Owner, to the Annuitant's life, and we will adjust the Guaranteed Withdrawal Benefit for Life charge shown in the Rider prospectively to the single life charge for Contracts of the same class as yours. The Applicable Percentage described in Section II.G of this Rider will be based on your age, or, if you are a Non-natural Owner, the Annuitant's age. Once the Successor Owner, [NQ only: Joint Owner] or Joint Annuitant provisions have been terminated, a new Successor Owner, [NQ only: Joint Owner] or Joint Annuitant may not be named.

      (ii) After a Post-59 1/2 Withdrawal has been made under this Contract, you may terminate the Successor Owner provisions [NQ only: or Joint Owner provisions (as applicable)], or if you are a Non-natural Owner, the Joint Annuitant provisions of this Contract. Effective on the Transaction Date we receive the notice, the Guaranteed Withdrawal Benefit for Life guarantee will apply solely with respect to your life, or, if the Contract is owned by a Non-natural Owner, the Annuitant's life; however, we will not reduce the charge for the benefit shown in the Rider. Once the Successor Owner, [NQ only:
            Joint Owner] or Joint Annuitant provisions have been terminated, a new Successor Owner, Joint Owner or Joint Annuitant may not be named. Your Applicable Percentage will be based solely on your age once such termination has taken place, or if you are a Non-natural Owner, the Annuitant's age.

      C.    CONTRACTS SPLIT BY COURT ORDER

      If required under an applicable court order relating to a divorce, we will split the Contract as near as is practicable in accordance with the Order and we will replace the Contract with two single-life Contracts.

      (i) If the split of the Contract occurs [after this Rider's Effective Date and] before any Post-59 1/2 Withdrawal has been made under the Contract, the Guaranteed Withdrawal Benefit for Life charge under each respective new Contract will be lowered prospectively to the single life charge, and the Applicable Percentage for Guaranteed Annual Withdrawals will be based on each respective individual's age at first withdrawal after age 59 1/2 and any subsequent Annual Ratchet.

      (ii) If the split of the Contract occurs [after this Rider's Effective Date and] after any Post-59 1/2 Withdrawal has been made under your original Contract, the Guaranteed Withdrawal Benefit for Life charge will remain a joint life charge for each Contract resulting from the original Contract split and the Applicable Percentage that was in effect at the time of the split may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new Contract.

2008GWBL

PART V   EFFECT OF DEATH

      A.    BENEFICIARY

            You give us the name of the beneficiary who is to receive any death benefit payable upon the "Last Applicable Death" under this Contract ("Beneficiary").

                  "Last Applicable Death" means:

                  For a Single Life Contract where the Owner is an individual, the Last Applicable Death is the death of the Owner. For a Non-Natural Owner Single Life Contract, the Last Applicable Death is the death of the Annuitant.

                  For a Joint Life Contract where the Owner is an individual, the Last Applicable Death is the death of the second to die of the Owner and the Successor Owner [NQ only: or Joint Owner (as applicable)], provided that the Owner and Successor Owner or [NQ only: Joint Owner (as applicable)] remain married at the time of the first death. For a Non-Natural Owner Joint Life Contract, the Last Applicable Death is the death of the second to die of the Annuitant and Joint Annuitant, provided that the Annuitant and Joint Annuitant were married at the time of the first death.

                  For a Joint Life Contract where the Owner and Successor Owner [NQ only: (or Joint Owner)], or Annuitant and Joint Annuitant, as applicable, are no longer married at the time of the first death, the Payment Upon Death Rules described in the applicable Endorsement apply.

      B.    PAYMENT UPON DEATH

            Upon the Last Applicable Death before the Annuity Account Value falls to zero and before an Annuity Benefit is elected under Section 7.01, we will pay a death benefit to the Beneficiary and subject to the conditions set forth in the tables below and any applicable endorsement.

            Upon the Last Applicable Death while withdrawals are being made under the Guaranteed Withdrawal Benefit for Life after the Annuity Account Value falls to zero and while there is a remaining death benefit, we will pay a death benefit to the Beneficiary in a single sum.

            The Death Benefit is equal to the Annuity Account Value, or if greater, the Guaranteed Minimum Death Benefit.

            [FOR CONTRACT OWNERS AGES 45 TO 85 WHO ELECT THE GWBL STANDARD DEATH BENEFIT, THE FOLLOWING TEXT WILL APPEAR]

            [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by subsequent Contributions and reduced on a pro-rata basis by withdrawals. Reduction on a pro-rata basis means we calculate the percentage of your Annuity Account Value that is withdrawn and reduce your death benefit by the same percentage. If your Annuity Account Value falls to zero, this Contract is cancelled and the Death Benefit may continue, as provided in Section II. K. ("Effect of your Annuity Account Value Falling to Zero").]

            [FOR CONTRACT OWNERS AGES 45 TO 75 WHO ELECT THE GWBL ENHANCED DEATH BENEFIT, THE FOLLOWING TEXT WILL APPEAR. THIS OPTIONAL BENEFIT IS AVAILABLE ONLY WHEN THIS RIDER IS ISSUED ON THE CONTRACT DATE]

                  [On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. The Guaranteed Minimum Death Benefit is increased by (i) subsequent Contributions,
                  (ii) any Annual Ratchet and (iii) any Deferral Bonus Amount including any applicable 200% Initial Benefit Base Guarantee. The Guaranteed Minimum Death Benefit is reduced dollar for dollar by (i) withdrawals that are not Excess Withdrawals and
                  (ii) payments which are made after the Annuity Account Value falls to zero. If you make a withdrawal that is an Excess Withdrawal we recalculate the Guaranteed Minimum Death Benefit to equal

2008GWBL
                  the lesser of (i) the Guaranteed Minimum Death Benefit reduced by the total amount of such Excess Withdrawal on a pro-rata basis, or (ii) the Annuity Account Value on the Transaction Date of the Excess Withdrawal.

                  If Spousal Continuation is elected and a death benefit is payable, the Guaranteed Minimum Death Benefit is frozen as of the date of your death, less subsequent withdrawals and is paid upon your spouse's death and the charge for the Guaranteed Minimum Death Benefit ends.]

            [THE FOLLOWING TEXT WILL APPEAR WHEN THIS RIDER IS ADDED AFTER THE CONTRACT DATE AND FOR NQ CONTRACTS ONLY] [Effect Of Divorce On Required Payments At Death

            I. If in accordance with the Section VII C of this Rider, a joint life is added to this Rider on or after the GWBL Conversion Effective Date and if the Contract becomes a Joint Life Benefit Contract with joint ownership rights in the Successor Owner, the Owner and Successor Owner, or Joint Owner, as applicable, subsequently divorce, and the Contract is not split, then the following applies on the death of the first to die of the Owner or the Successor Owner or Joint Owner, as applicable, before a supplementary contract has been issued. (The following also applies to at the first death of a Single Life Benefit Contract with Joint Owners Contract who are not spouses.)

                  A. Payments will be made to the surviving Owner or Successor Owner or Joint Owner, as applicable, not the Beneficiary. Payments will only be made to the Beneficiary if the surviving Owner or Successor Owner or Joint Owner, as applicable, also dies before the entire interest in the Contract is fully distributed.

                  B. As described in the Endorsement Applicable to Non-Qualified Contracts, the entire interest in the Contract must be distributed within five years after the first death, unless the surviving Owner or Successor Owner (or Joint Owner, as applicable) elects to take the alternative payments in the form of a life annuity or installment option for a period of not longer than life expectancy, beginning within one year after the first death. The surviving Owner or Successor Owner (or Joint Owner, as applicable) may elect the NQ Beneficiary Continuation Option described in your Contract.

                  C. If the surviving Owner or Successor Owner (or Joint Owner, as applicable) elects to take the entire interest in the Contract within five years after the first death, then he/she has the option to terminate this Rider on or after the GWBL Conversion Effective Date and the related charge on written request to us.

                  On the death of either the Owner or the Successor Owner (or Joint Owner, as applicable) after a supplementary contract has been issued, any payments will continue to be made pursuant to the terms of the supplementary contract to the surviving Annuitant or Joint Annuitant, not the Beneficiary. Payments will only be made to the Beneficiary if the surviving Annuitant or Joint Annuitant also dies before the entire interest in the Contract is fully distributed.

            II. If in accordance with the Section VII C of this Rider, a joint life is added to this Rider on or after the GWBL Conversion Effective Date and if the Contract becomes a Joint Life Benefit Contract without joint ownership rights in the Successor Owner, the Owner and Successor Owner subsequently divorce, and the Contract is not split, then the following applies on the death of the Owner before a supplementary contract has been issued. If the Successor Owner is the first to die, there is no effect on the payments.

                  A. Payments will be made to the surviving Successor Owner, not the Beneficiary.

                  B. As described in the Endorsement Applicable to Non-Qualified Contracts, the entire interest in the Contract must be distributed within five years after the Owner's death, unless the surviving Successor Owner elects to take the alternative payments in the form of a life annuity or installment option for a period of not longer than life expectancy, beginning within one year after the Owner's

2008GWBL
                        death. The surviving Successor Owner may elect the NQ Beneficiary Continuation Option described in your Contract.

                  C. If the surviving Successor Owner elects to take the entire interest in the Contract within five years after the Owner's death, then he/she has the option to terminate this Rider and the related charge on written request to us.

                  On the death of the Owner after a supplementary contract has been issued, any payments will continue to be made pursuant to the terms of the supplementary contract.]

      [THE FOLLOWING TEXT WILL APPEAR IN CONTRACTS ONLY WHEN THIS RIDER IS ADDED AFTER THE CONTRACT DATE AND FOR IRA, SIMPLE AND SEP CONTRACTS ONLY.] [Effect of Divorce on Required Payments at Death:

      If in accordance with the Section VII C of this Rider, a joint life is added to this Rider on or after the GWBL Conversion Effective Date and if the Owner and Successor Owner subsequently divorce, and the Contract is not split, then the following applies on the death of the Owner before a supplementary contract has been issued. On your death after a supplementary contract has been issued, any payments will continue to be made pursuant to the terms of the supplementary contract.

                  A. Payments will be made to the surviving Successor Owner, not the Beneficiary, in accordance with "Minimum Distribution Rules - Required Payments After Death." described in your Contract.

                  B. The surviving Successor Owner may elect the Beneficiary Continuation Option described in your Contract.

                  C. If the surviving Successor Owner elects to take distribution of the entire interest in the Contract by the end of the calendar year containing the fifth anniversary of your death, then he/she has the option after the GWBL Conversion Effective Date to terminate this Rider written request to us.

      If the former spouse named as the Successor Owner is the first to die, there is no effect on the payments.]

      When a Death Benefit becomes payable under certain circumstances described in a [Market Segment] Endorsement, an election may be made to instead continue the Contract under Spousal Continuation or our Beneficiary Continuation Option ("BCO"). The applicability of Spousal Continuation and BCO is described in the following charts, subject to all terms and conditions of the applicable Endorsement. These charts also describe the succession of (i) Joint Owner and Successor Owner, as applicable, under Joint Life Contracts owned by an individual and (ii) Joint Annuitant under Joint Life Contracts owned by a Non-Natural Owner.

2008GWBL

     IF DEATH OCCURS BEFORE THE ANNUITY ACCOUNT VALUE FALLS TO ZERO AND BEFORE AN ANNUITY BENEFIT IS ELECTED:

--------------------------------------------------------------------------------------------------------------
                                EFFECT OF DEATH ON A SINGLE LIFE CONTRACT:
--------------------- --------------- --------------------- --------------------------------------------------
IF THE DECEASED IS
THE                   AND             AND                   THEN
--------------------- --------------- --------------------- --------------------------------------------------
1. Owner              Is also the     The Beneficiary is    Guaranteed Withdrawal Benefit for Life ends and
                      Annuitant or    the surviving spouse  Death Benefit is payable; Spouse may elect Spousal
                      Joint                                 Continuation or BCO without the Guaranteed
                      Annuitant, if                         Withdrawal Benefit for Life.
                      applicable.
--------------------- --------------- --------------------- --------------------------------------------------
2. Owner              Is also the     The Beneficiary is    Guaranteed Withdrawal Benefit for Life ends and
                      Annuitant or    not the surviving     Death Benefit is payable; the beneficiary may
                      Joint           spouse                elect BCO without the Guaranteed Withdrawal
                      Annuitant, if                         Benefit for Life.
                      applicable.
--------------------- --------------- --------------------- --------------------------------------------------
3. Owner              Annuitant or    Beneficiary is spouse Guaranteed Withdrawal Benefit for Life ends and
                      Joint                                 Death Benefit is payable; the beneficiary may
                      Annuitant, if                         elect Spousal Continuation or BCO without the
                      applicable,                           Guaranteed Withdrawal Benefit for Life.
                      is living
--------------------- --------------- --------------------- --------------------------------------------------
4. Owner              Annuitant or    Beneficiary is        Guaranteed Withdrawal Benefit for Life ends and
                      Joint           non-spouse            Death Benefit is payable; the beneficiary may
                      Annuitant, if                         elect BCO without the Guaranteed Withdrawal
                      applicable,                           Benefit for Life.
                      is living
--------------------- --------------- --------------------- --------------------------------------------------
5. Annuitant          The Owner is                          The Owner becomes the new Annuitant and the
   (under a single    living                                Contract and Guaranteed Withdrawal Benefit for
   Annuitant                                                Life continue.  Death Benefit is not payable until
   Contract)                                                the death of the Owner.
--------------------- --------------- --------------------- --------------------------------------------------
6. First to die       The Owner is                          The Contract and Guaranteed Withdrawal Benefit for
   of the Annuitant   living                                Life continue with a single Annuitant. Death
   and Joint                                                Benefit is not payable until the death of the
   Annuitant                                                Owner.
--------------------- --------------- --------------------- --------------------------------------------------
7. Second to die      The Owner is                          The Owner becomes the new Annuitant and the
   of the Annuitant   living                                Contract and Guaranteed Withdrawal Benefit for
   and Joint                                                Life continue.  Death Benefit is not payable until
   Annuitant                                                the death of the Owner.
--------------------- --------------- --------------------- --------------------------------------------------
8. Annuitant          Owner is        Beneficiary is the    Guaranteed Withdrawal Benefit for Life ends and
                      non-natural     spouse of the         Death Benefit is payable; Spouse may elect Spousal
                                      annuitant             Continuation or BCO and continue the Contract
                                                            without the Guaranteed Withdrawal Benefit for
                                                            Life.
--------------------- --------------- --------------------- --------------------------------------------------
9. Annuitant          Owner is        Beneficiary is not    Guaranteed Withdrawal Benefit for Life ends and
                      non-natural     the spouse of the     Death Benefit is payable; beneficiary may elect
                                      annuitant             BCO without the Guaranteed Withdrawal Benefit for
                                                            Life.
--------------------------------------------------------------------------------------------------------------


2008GWBL

[NQ ONLY] [For purposes of the following table, the term "Joint Owner" may be substituted with the term "Successor Owner" as the Effect of Death on these parties to the Contract is the same.

-----------------------------------------------------------------------------------------------------------------
                                EFFECT OF DEATH ON A JOINT LIFE CONTRACT:
--------------------- --------------- --------------------- -----------------------------------------------------
IF THE DECEASED IS
THE                   AND             AND                   THEN
--------------------- --------------- --------------------- -----------------------------------------------------

--------------------- ------------- --------------------- -------------------------------------------------------
1.  Owner             Is also the   The Successor Owner   The Successor Owner becomes the sole Owner and the
                      annuitant     is living             new Annuitant.  The Contract and Guaranteed
                                                          Withdrawal Benefit for Life continue.  Death Benefit
                                                          is not payable until the death of the Successor Owner.
                                                          o   If a Post-59-1/2 Withdrawal has already been
                                                              taken, the Contract continues with the Joint Life
                                                              charge and with withdrawals over the Successor
                                                              Owner's life only.
                                                          o   If no Post-59-1/2 Withdrawals have been taken,
                                                              the Applicable Percentage will be based on the
                                                              age of the Successor Owner at the time of the
                                                              first Post-59 -1/2 Withdrawal. Charges will be
                                                              reduced to a Single Life charge prospectively.
--------------------- ------------- --------------------- -------------------------------------------------------
2.  Owner             The           The Successor Owner   The Successor Owner becomes the sole Owner.  The
                      Annuitant     is also living        Contract and Guaranteed Withdrawal Benefit for Life
                      is living                           continue.  Death Benefit is not payable until the
                                                          death of the Successor Owner.
                                                          o   If a Post-59-1/2 Withdrawal has already been
                                                              taken, the Contract continues with the Joint Life
                                                              charge and with withdrawals over the Successor
                                                              Owner's life only.
                                                          o   If no Post-59-1/2 Withdrawals have been taken,
                                                              the Applicable Percentage will be based on the
                                                              age of the Successor Owner at the time of the
                                                              first Post-59-1/2 Withdrawal.  Charges will be
                                                              reduced to a Single Life charge prospectively.
--------------------- ------------- --------------------- -------------------------------------------------------
3.  Owner             The           The Annuitant is      The Guaranteed Withdrawal Benefit for Life ends and
                      Successor     living                Death Benefit is payable; the Beneficiary may elect
                      Owner is                            BCO without the Guaranteed Withdrawal Benefit for
                      also dead                           Life If the Beneficiary is the spouse of the second
                                                          to die, then Spousal Continuation may be elected.
--------------------- ------------- --------------------- -------------------------------------------------------
4.  Successor         The Owner     The Annuitant is      o   The Guaranteed Withdrawal Benefit for Life
    Owner             is living     living                    continues.
                                                          o   If a Post-59-1/2 Withdrawal has already been
                                                              taken, the Contract continues with the Joint Life
                                                              charge and with withdrawals over the Owner's life
                                                              only.
                                                          o       If no Post-59-1/2 Withdrawals have been taken:
                                                              >>  The owner may name a new spouse as Successor
                                                                  Owner; Applicable Percentage will be based on
                                                                  the age of the younger spouse at the time of
                                                                  the first Post-59-1/2 Withdrawal.
                                                              >>  The Owner may also choose to continue the
                                                                  Contract as a Single Life.  The Applicable
                                                                  Percentage will be based on the age of the
                                                                  Owner at the time of the first Post-59-1/2
                                                                  Withdrawal.  Charges will be reduced to a
                                                                  Single Life charge prospectively.
--------------------- ------------- --------------------- -------------------------------------------------------
5.  Annuitant         Owner is      Successor Owner is    The Guaranteed Withdrawal Benefit for Life
    (under a single   living        also living           continues.  The Owner becomes the new Annuitant and
    Annuitant                                             the Contract and Guaranteed Withdrawal Benefit for
    Contract)                                             Life continue.  The Death Benefit is not paid until
                                                          the death of both the Owner and the Successor Owner.
--------------------- ------------- --------------------- -------------------------------------------------------
6.  First to          Owner is      Successor Owner is    The Contract and Guaranteed Withdrawal Benefit for
    die of            living        also living           Life continue with a single Annuitant.  The Death
    Annuitant and                                         Benefit is not paid until the death of both the Owner
    Joint Annuitant                                       and the Successor Owner.
--------------------- ------------- --------------------- -------------------------------------------------------
7.  Second to die of  Owner is      Successor Owner is    The Guaranteed Withdrawal Benefit for Life continues.
                                                          The Owner
-----------------------------------------------------------------------------------------------------------------



2008GWBL

---------------------------------------------------------------------------------------------------------------------
                                   EFFECT OF DEATH ON A JOINT LIFE CONTRACT:
--------------------- --------------- --------------------- ---------------------------------------------------------
IF THE DECEASED IS
THE                   AND             AND                   THEN
--------------------- ------------- ----------------------- ---------------------------------------------------------
    Annuitant and     living        also living             becomes the new Annuitant andthe Contract and Guaranteed
    Joint Annuitant                                         WithdrawalBenefit for Life continue.  The Death Benefit
                                                            is not paid until the death of both the Owner and the
                                                            Successor Owner.
--------------------- ------------- ----------------------- -------------------------------------------------------
8.  Annuitant         Owner also    Successor Owner is      The Successor Owner becomes the sole Owner and the
    (under a single   dies          living                  new Annuitant.  The Contract and Guaranteed
    Annuitant                                               Withdrawal Benefit for Life continue.  The Death
    Contract)                                               Benefit is not payable until the death of the
                                                            Successor Owner.
                                                            o   If a Post-59-1/2 Withdrawal has already been
                                                                taken, the Contract continues with the Joint Life
                                                                charge and with withdrawals over the Successor
                                                                Owner's life only.
                                                            o   If no Post-59-1/2 Withdrawals have been taken,
                                                                the Applicable Percentage will be based on age of
                                                                the Successor Owner at the time of the first
                                                                Post-59-1/2 Withdrawal.  Charges will be reduced
                                                                to a Single Life charge prospectively.
--------------------- ------------- ----------------------- ---------------------------------------------------------
9.  First to          Owner also    Successor Owner is      The Successor Owner becomes the sole Owner.  The
    die of            dies          living                  Contract and Guaranteed Withdrawal Benefit for Life
    Annuitant and                                           continue with a single Annuitant.  The Death Benefit
    Joint Annuitant                                         is not payable until the death of the Successor Owner.
                                                            o   If a Post-59-1/2 Withdrawal has already been
                                                                taken, the Contract continues with the Joint Life
                                                                charge and with withdrawals over the Successor
                                                                Owner's life only.
                                                            o   If no Post-59-1/2 Withdrawals have been taken,
                                                                the Applicable Percentage will be based on age of
                                                                the Successor Owner at the time of the first
                                                                Post-59-1/2 Withdrawal.  Charges will be reduced
                                                                to a Single Life charge prospectively.
--------------------- ------------- ----------------------- ---------------------------------------------------------
10. Second to         Owner also    Successor Owner is      The Successor Owner becomes the sole Owner and the
    die of            dies          living                  new Annuitant.  The Contract and Guaranteed
    Annuitant and                                           Withdrawal Benefit for Life continue.  The Death
    Joint Annuitant                                         Benefit is not payable until the death of the
                                                            Successor Owner.
                                                            o   If a Post-59-1/2 Withdrawal has already been
                                                                taken, the Contract continues with the Joint Life
                                                                charge and with withdrawals over the Successor
                                                                Owner's life only.
                                                            o   If no Post-59-1/2 Withdrawals have been taken,
                                                                the Applicable Percentage will be based on age of
                                                                the Successor Owner at the time of the first
                                                                Post-59-1/2 Withdrawal.  Charges will be reduced
                                                                to a Single Life charge prospectively.
--------------------- ------------- ----------------------- ---------------------------------------------------------
11.  Annuitant        Owner is      Joint Annuitant         The Guaranteed Withdrawal Benefit for Life
                      non-natural   is living.              continues.  The Joint Annuitant becomes the sole
                                                            Annuitant and Contract continues.  The Death Benefit
                                                            is not paid until the death of the second Annuitant.
                                                            o       If a Post-59-1/2 Withdrawal has already been
                                                                taken, the Contract continues with the Joint Life
                                                                charge and with withdrawals over the remaining
                                                                Joint Annuitant's life only.
                                                            o       If no Post-59-1/2 Withdrawals have been taken,
                                                                the Applicable Percentage will be based on the
                                                                age of the remaining Joint Annuitant at the time
                                                                of the first Post-59-1/2 Withdrawal.  Charges will
                                                                be reduced to a Single Life charge prospectively.
--------------------- ------------- ----------------------- ---------------------------------------------------------
12. Both joint        Owner is                              The Guaranteed Withdrawal Benefit for Life ends and
    Annuitants        non-natural                           Death Benefit is payable; the Beneficiary may elect
                                                            BCO without the Guaranteed Withdrawal Benefit for
                                                            Life.
---------------------------------------------------------------------------------------------------------------------


2008GWBL

IF DEATH OCCURS WHILE THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE IS BEING PAID AFTER THE ANNUITY ACCOUNT VALUE FALLS TO ZERO (SEE SECTION IIk OF THIS RIDER):

------------------------------------------------------------------------------------------------------------------
                      EFFECT OF DEATH ON A SINGLE LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE  AND                     THEN
----------------------- ----------------------- ------------------------------------------------------------------
1. Owner/Annuitant                              Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
----------------------- ----------------------- ------------------------------------------------------------------
2. Annuitant            Owner is non-natural    Any remaining Death Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                      EFFECT OF DEATH ON A JOINT LIFE SUPPLEMENTARY LIFE ANNUITY CONTRACT:
------------------------------------------------------------------------------------------------------------------
IF THE DECEASED IS THE    AND                   THEN
------------------------- --------------------- ------------------------------------------------------------------
1. Owner/Annuitant        The Joint Annuitant   o   The Joint Annuitant becomes the sole Owner.  Payments
                          is living                 continue to the Joint Annuitant until his/her death.
                                                o   If the Joint Annuitant then dies, any remaining Death
                                                    Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------- --------------------- ------------------------------------------------------------------
2. Joint Annuitant        The Owner/Annuitant   o   Contract continues with payments made to the
                          is living                 Owner/Annuitant.
                                                o   If the Owner/Annuitant then dies, any remaining Death
                                                    Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------- --------------------- ------------------------------------------------------------------
3. Owner/Annuitant        The Joint Annuitant   o   Any remaining Death Benefit will be paid to the
                          also dies                 Beneficiary in a single sum and the Contract ends.
------------------------- --------------------- ------------------------------------------------------------------
4. Annuitant              Owner is              o   The Joint Annuitant becomes the sole Annuitant and
                          non-natural and the       payments continue to the Non-natural Owner until the
                          Joint Annuitant is        surviving Joint Annuitant's death.
                          living                o   If the Joint Annuitant then dies, any remaining Death
                                                    Benefit will be paid to the Beneficiary in a single sum and the Contract ends
------------------------- --------------------- ------------------------------------------------------------------
5. Both Joint             Owner is non-natural  o   Any remaining Death Benefit will be paid to the
   Annuitants                                       beneficiary in a single sum and the Contract ends.
------------------------- --------------------- ------------------------------------------------------------------
6. Owner/Annuitant        The Joint Annuitant   o   The Beneficiary becomes the Owner of the Contract for
   (Under a Contract      is living                 purposes of receiving payments.  Payments the deceased had
   split after divorce)                             been receiving will now be made to the Beneficiary until the death of the Joint Annuitant.
                                                o   When the Joint Annuitant then dies, any remaining Death
                                                    Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------- --------------------- ------------------------------------------------------------------
7. Joint Annuitant        Owner/Annuitant is    o   Contract continues with payments made to the
   (Under a Contract      living                    Owner/Annuitant.
   split after divorce)                         o   When the Owner/Annuitant then dies, any remaining Death
                                                    Benefit will be paid to the Beneficiary in a single sum and the Contract ends.
------------------------------------------------------------------------------------------------------------------

If you have elected an Annuity Benefit under Part VII of the Contract and the Annuitant under that Benefit dies, the terms and conditions of the applicable Benefit apply.


2008GWBL

VI.   THE COST OF THIS RIDER


      The charge[s] for this Rider is [are] shown below.

            The charge for this GWBL benefit is a percentage of the Guaranteed Withdrawal Benefit for Life Benefit Base, as shown below, determined and deducted on each Contract Date Anniversary [after this Rider's Effective Date]:

                                         Current           Maximum
                                         -------           -------
                  SINGLE LIFE:            [0.65%]          [0.80%]

                  [JOINT LIFE:]           [0.80%]          [0.95%]

      [GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ENHANCED DEATH BENEFIT CHARGE:

            The charge for the death benefit is [0.40%] of the Death Benefit amount, determined and deducted on each Contract Date Anniversary.]

            We will deduct the above charge(s) for the portion of any Contract Year in which this benefit is terminated pursuant to Part VII of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

            The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special [Money Market] Dollar Cost Averaging.


VII.  TERMINATION OF THIS RIDER


This Rider may be terminated on either an automatic or voluntary basis as described in the following paragraphs.

      Automatic Termination of this Rider:

      This Rider will terminate automatically if: (i) the Contract terminates,
      (ii) an Excess Withdrawal reduces your Annuity Account Value to zero,
      (iii) except as provided in this Part VI of this Rider, you change the Owner of the Contract, or (iv) termination is required by an endorsement to your Contract.

      In accordance with clause (iii) above, this Rider will not terminate if either of the following occurs:

      1. a Contract owned by a Non-natural Owner, if the Owner is changed to an individual, this Rider will not terminate and its benefits will continue to be determined by the Annuitant, or Joint Annuitant, as applicable, at the time of ownership change.

      2. a Contract owned by an individual, if the Owner is changed to a trust and the beneficial owner(s) remains the former Owner or his or her family members, this Rider will not terminate and its benefits continue to be determined by the original Owner. Family member means members of the immediate family and other relatives. Immediate family means spouse, domestic partner, civil union partner, parent, child, adopted child, step-child, brother and sister. Other relatives means grandparent, grandchildren, aunt, uncle, niece, nephew, and in-laws.


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

      Voluntary Termination of this Rider:

      [THE FOLLOWING TEXT APPLIES TO ACCUMULATOR, ACCUMULATOR PLUS AND ACCUMULATOR ELITE] [If you elected this Rider at the time of Contract purchase, you may terminate this Rider voluntarily provided that all Withdrawal Charges have expired under your Contract.

      If you elect this Rider after the Contract Date, you may not voluntarily terminate it until the later of (i) expiration of all Withdrawal Charges under the Contract, or (ii) the Contract Date Anniversary following the Effective Date of this Rider.]

      [THE FOLLOWING TEXT APPLIES TO ACCUMULATOR SELECT] [If you elected this Rider at the time of Contract purchase, you may terminate this Rider voluntarily provided that you have completed [four] Contract Years under the Contract.

      If you elect this Rider after the Contract Date, you may not voluntarily terminate it until the later of (i) completion of [four] Contract Years under the Contract, or (ii) the Contract Date Anniversary following the Effective Date of this Rider.]

      On the Transaction Date we receive a written request to voluntarily terminate this Rider, all Investment Options available as of such date will become available to you under your Contract. A written notice will be provided to you confirming the termination of this Rider and the list the Investment Options available as of such termination.

      Effect of Termination of this Rider on your Death Benefit

            Upon termination of this Rider, the Last Applicable Death under this Contract becomes the older of the Owner and Successor Owner [NQ only: or Joint Owner, as applicable]. For Contracts with a Non Natural Owner, the Last Applicable Death becomes the older of the Annuitant and Joint Annuitant.

            The Successor Owner [NQ: or Joint Owner, as applicable,] supersedes the Beneficiary for purposes of the Death Benefit provision under the Contract. Payment of the Death Benefit will be made to the surviving Owner or Successor Owner [NQ: or Joint Owner, as applicable,], not the Beneficiary. Payment of the Death Benefit will only be made to the Beneficiary if the surviving Owner or Successor Owner [NQ: or Joint Owner, as applicable,] also dies before the entire interest in the Contract is fully distributed. For Contracts with Non-Natural Owners, payment of the Death Benefit will be made to the surviving Annuitant or Joint Annuitant, not the Beneficiary. Payment of the Death Benefit will only be made to the Beneficiary if the surviving Annuitant or Joint Annuitant also dies before the entire interest in the Contract is fully distributed.

      [APPLICABLE TO TSA CONTRACTS ONLY]
      [Your right to take a loan under the Contract will be reinstated on the Rider termination Transaction Date.]

      After you have voluntarily terminated this Rider, you may reelect it upon completion of at least [one] year from the Rider termination Transaction Date provided that you meet the requirements specified in the Endorsement Applicable to the Right to Add a Rider.

Upon the termination of the Guaranteed Withdrawal Benefit for Life Rider, the charge for the Benefit, as shown in Part VI of this Rider, ends. [THE FOLLOWING TEXT IS APPLICABLE IF THE OPTIONAL ENHANCED GWBL DEATH BENEFIT IS ELECTED WITH THIS RIDER] [Your Death Benefit is frozen as of the Transaction Date of voluntary termination of this Rider. Thereafter, your Guaranteed Minimum Death Benefit is adjusted for contributions and withdrawals. Withdrawals after the termination of this Rider reduce your GWBL Death Benefit on a pro-rata basis.]


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

VIII. GWBL MATURITY DATE

      [FOR ACCUMULATOR CORE, SELECT AND ELITE] [The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth.] [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

      [FOR ACCUMULATOR PLUS] [The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. ] [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

      We will notify you in the Contract Year that is at least one year prior to the year in which the Maturity Date occurs so that you may elect (i) an Annuity Benefit of any form we are then offering as described in Part VII of the Contract, or (ii) a lump sum distribution of the Annuity Account Value or (iii) the GWBL Maturity Date Annuity Benefit described below.

      The GWBL Maturity Date Annuity Benefit compares (i) your Guaranteed Annual Withdrawal Amount and (ii) the amount you would receive if you had applied your Annuity Account Value on the Maturity Date to the guaranteed annuity rates for a life annuity with no period certain and provides periodic payments of the higher resulting amount.

      Under the GWBL Maturity Date Annuity Benefit, the death benefit, and any associated GWBL and GWBL Enhanced Death Benefit charges continue in effect. You may transfer among the available Investment Options under this Contract. The GWBL Maturity Date Annuity Benefit [and the GWBL Enhanced Death Benefit] are eligible for Annual Ratchets, as described under the Guaranteed Withdrawal Benefit for Life Rider. [The Standard Death Benefit will be reduced by withdrawals on a pro rata basis.] [The Enhanced Death Benefit will be reduced by withdrawals on a dollar for dollar basis.] Partial withdrawals may not be made in addition to the calculated payments described in the previous paragraph. However, the Contract may be surrendered at any time on or after the Maturity Date to receive the Cash Value hereunder. The Deferral Bonuses will no longer be applicable.





AXA EQUITABLE LIFE INSURANCE COMPANY
[HOME OFFICE ADDRESS: 1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104]

/s/Christopher M. Condron               /s/Karen Field Hazin
------------------------------------    ---------------------------------------
Christopher M. Condron                  Karen Field Hazin, Vice President
Chairman and Chief Executive Officer    Secretary and Associate General Counsel



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